Exhibit 2.1

EXECUTION VERSION

SHARE PURCHASE AGREEMENT

dated as of April 7, 2016

by and among

URANIUM RESOURCES, INC.

and

URI, INC.

and

LARAMIDE RESOURCES LTD.

4103625.2

TABLE OF CONTENTS
 Page

ARTICLE I

DEFINITIONS

1

Section 1.01

Definitions

1

Section 1.02

Other Terms

7

Section 1.03

Interpretation

7

Section 1.04

Certain Terms

8

ARTICLE II

PURCHASE AND SALE OF THE TRANSFERRED SHARES

8

Section 2.01

Purchase and Sale of the Transferred Shares

8

Section 2.02

Closing

8

Section 2.03

Closing Deliveries (Sellers)

8

Section 2.04

Closing Deliveries (Purchaser)

9

Section 2.05

Effect of Transaction

9

ARTICLE III

PURCHASE PRICE

9

Section 3.01

Purchase Price

9

Section 3.02

Interest

10

Section 3.03

Purchase Option

10

Section 3.04

Required Withholding

11

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

11

Section 4.01

Organization, Qualification and Authority

11

Section 4.02

Ownership of the Transferred Shares

12

Section 4.03

No Conflicts

12

Section 4.04

Consents and Approvals

12

Section 4.05

Litigation

12

Section 4.06

Brokers

13

Section 4.07

Company’s Real Property

13

Section 4.08

No Employees; No Employee Plans

13

Section 4.09

Indebtedness

14

Section 4.10

Taxes and Assessments

14

Section 4.11

Environmental Matters

16

Section 4.12

Compliance with Laws

17

Section 4.13

Permits

17

Section 4.14

Contracts

17

Section 4.15

Intellectual Property

18

Section 4.16

Navajo Nation Dispute

18

Section 4.17

Subsidiaries; Other Equity Interests

18

Section 4.18

Balance Sheet

18

Section 4.19

Solvency

18

Section 4.20

No Other Representations or Warranties

18

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

19

Section 5.01

Organization and Authority

19

Section 5.02

No Conflicts

19

Section 5.03

Consents and Approvals

19

Section 5.04

Absence of Litigation

19

Section 5.05

Brokers

19

i

Section 5.06

Ownership of the Laramide Shares

19

Section 5.07

Purchase as Investment

20

ARTICLE VI

COVENANTS AND ADDITIONAL AGREEMENTS

20

Section 6.01

Operation in Ordinary Course

20

Section 6.02

Further Action; Cooperation

22

Section 6.03

Notification of Events

22

Section 6.04

No Survival

22

Section 6.05

Pre-Closing Access; Environmental Assessment

22

Section 6.06

Exclusive Dealing

23

Section 6.07

Governmental Approvals

23

Section 6.08

Litigation Support

24

ARTICLE VII

CLOSING CONDITIONS

24

Section 7.01

Conditions Precedent to Obligations of Purchaser

24

Section 7.02

Conditions Precedent to Obligations of the Sellers

25

ARTICLE VIII

TAX MATTERS

26

Section 8.01

Transfer Taxes

26

Section 8.02

Federal Income Tax Treatment of Transaction

26

Section 8.03

Tax Filings

27

Section 8.04

Current Tax Period Taxes

27

Section 8.05

Tax Cooperation

28

Section 8.06

Tax Agreements

28

ARTICLE IX

TERMINATION

28

Section 9.01

Termination of Agreement

28

Section 9.02

Procedure upon Termination and Break Fee

29

Section 9.03

Effect of Termination

29

ARTICLE X

INDEMNIFICATION

30

Section 10.01

Indemnification by URI

30

Section 10.02

Indemnification by Purchaser

30

Section 10.03

When Payable

30

Section 10.04

Notice of Claim; Right to Participate in and Defend Claims; Specified

Procedures for Tax Matters

30

Section 10.05

Survival

31

Section 10.06

Certain Limitations on Indemnification

32

ARTICLE XI

GENERAL PROVISIONS

32

Section 11.01

Expenses

32

Section 11.02

Notices

32

Section 11.03

Public Announcements

33

Section 11.04

Severability

34

Section 11.05

Entire Agreement

34

Section 11.06

Assignment

34

Section 11.07

No Third-Person Beneficiaries

34

Section 11.08

Amendment

34

Section 11.09

Waiver

34

Section 11.10

Governing Law; Jurisdiction

34

ii

Section 11.11

Specific Performance

34

Section 11.12

Counterparts and Electronic Delivery

35

SCHEDULES

Schedule 1.01(a)

–

Churchrock Project

Schedule 1.01(b)

–

Crownpoint Project

Schedule 1.01(c)

–

Permitted Liens

Schedule 1.01(d)  –     Affiliate Transfers

Schedule 3.01(b)

–

Form of Note

Schedule 3.03(a)

–

La Sal Project

Schedule 4.04

–

Consents and Approvals

Schedule 4.05

–

Litigation

Schedule 4.06       –     Brokers

Schedule 4.07(a)

–

Company Property

Schedule 4.07(b)

–

Title to Real Property

Schedule 4.10

–

Taxes and Assessments

Schedule 4.11

–

Environmental Matters

Schedule 4.13

–

Permits

Schedule 4.14

–

Contracts

Schedule 4.17

–

Subsidiaries; Other Equity Interests

Schedule 4.18

–

Balance Sheets

Schedule 5.05

–

Brokers

iii

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into as of April 7, 2016 by and among Uranium Resources, Inc., a Delaware corporation (“URI”), URI, Inc., a Delaware corporation (“IntermediateCo”), and Laramide Resources Ltd., a corporation organized under the Canada Business Corporations Act (“Purchaser” and together with Sellers, each a “Party” and collectively, the “Parties”).  Terms used herein with initial capital letters have the respective meanings ascribed to them in Article I.  URI and IntermediateCo are each referred to herein as a “Seller” and collectively as the “Sellers.”

PRELIMINARY STATEMENTS

WHEREAS, URI directly owns all of the issued and outstanding shares of IntermediateCo, which owns all of the issued and outstanding shares of Hydro Resources, Inc., a Delaware corporation, having an office located at 6950 S. Potomac Street, Suite 300 Centennial, Colorado 80112 (the “Company”);

WHEREAS, the Company owns the Churchrock Project and Crownpoint Project;

WHEREAS, the Company is not currently conducting any mining activities at either of its Churchrock or Crownpoint Projects, but in each case holds licenses issued by the United States Nuclear Regulatory Commission (and permits issued by various federal, New Mexico state and tribal agencies) in connection with the Projects; and

WHEREAS, the Sellers desire to sell and transfer to Purchaser all the issued and outstanding shares of capital stock of the Company (the “Transferred Shares”), and Purchaser desires to purchase the Transferred Shares and accept their transfer from the Sellers, on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration for the premises and mutual covenants, representations, warranties and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01

Definitions.  In this Agreement, the following capitalized defined terms have the meanings specified or referred to below.

“Action” means any claim, action, demand, suit, arbitration, information request, investigation, audit, administrative order, or proceeding by or before any Governmental Authority.

“Affiliate” means any Person that, directly or indirectly through one or more Persons, controls, is controlled by, or is under common control with, the Person specified.  For the purpose of this definition, the term “control” as applied to any Person means the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities or interests of, or the power to direct or cause the direction of the affairs or management of, any such Person, whether through voting rights, equity ownership, as a general partner or trustee, by contract or otherwise. For the avoidance of doubt, Resource Capital Fund V L.P. shall not be considered an “Affiliate” of URI or IntermediateCo.

“Affiliate Transfer” means the transfer to the Company of the real property interests specified on Schedule 1.01(d) under the heading “Interests to be Transferred to the Company before Closing” by certain Affiliates of the Company on or prior to the Closing Date.

“Affiliated Group” shall have such meaning as set forth in Section 4.10(o).

“Agreement” shall have the meaning set forth in the Preamble.

“Asset Taxes” means ad valorem, property, excise, sales, use, severance, production or similar Taxes (including any interest, fine, penalty or additions to Tax imposed by a Governmental Authority in connection with such Taxes) based upon acquisition, operation or ownership of the Projects or the production of Minerals therefrom; but excluding, for the avoidance of doubt, income, business activity, capital gains or franchise Taxes.

“Balance Sheet” means the balance sheet of the Company, as provided to Purchaser, as of December 31, 2015.

“Basket” shall have such meaning as set forth in Section 10.06.

“Break Fee” shall have such meaning as set forth in Section 9.02.

“Business Day” means any day which is not a Saturday, a Sunday or any other day on which banks are required by Law to be closed in Toronto, Ontario or in Denver, Colorado.

“Cash Purchase Price” shall have such meaning as set forth in Section 3.01(a).

“Churchrock Project” means the real property interests, including certain mineral rights, specified on Schedule 1.01(a).

“Closing” shall have the meaning set forth in Section 2.02.

“Closing Date” shall have the meaning set forth in Section 2.02.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commercial Production Decision” means a decision, after (i) all required environmental Permits are in place and (ii) the completion of any required project financing, to construct a mine and commence commercial-scale mining operations at the Churchrock Project.

“Company” shall have the meaning set forth in the Preliminary Statements.

“Confidentiality Agreement” means that Confidentiality Agreement between Purchaser and URI, dated May 5, 2015.

“Convertible Payment” shall have such meaning as set forth in Section 3.01(b).

“Crownpoint Project” means the real property interests, including certain mineral rights, specified on Schedule 1.01(b).

“Defensible Title” means that title is (a) free from such reasonable doubt that a prudent Person engaged in the business of ownership, development and operation of producing uranium mining properties with knowledge of all of the facts and their legal bearing would be willing to accept the same; and (b) free and clear of any and all Liens, obligations, and defects, other than Permitted Liens.

“Direct Claim” shall have such meaning as set forth in Section 10.04(a).

“Environmental Condition” means: (a) any event or condition with respect to air, land, soil, surface, subsurface strata, surface water, ground water, or sediment that causes, or could reasonably be expected to cause, the Projects to become subject to, or its owner or operator to incur any liability or be potentially liable for, any removal, remediation, or response action under, or not be in compliance with, any Environmental Law; or (b) any event or condition described in the preceding clause (a) that results, or could reasonably be expected to result, in any liability to any Governmental Authority for any removal, remediation, or response action, or to any other Person for injury to or death of any Person, Persons, or other living thing, for damage, loss, or destruction of property located on the site of the Projects, or for the abatement of environmental conditions which may constitute a nuisance or result in a trespass.

“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the National Environmental Policy Act, 42 U.S.C. § 4321 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Clean Water Act, 33 U.S.C. § 1251 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Endangered Species Act, 16 U.S.C. §§ 1531 to 1544; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Uranium Mill Tailings Radiation Control Act, 42 U.S.C. § 7901 et seq., the Federal Land Policy and Management Act, 43 U.S.C. § 1701 et seq., and the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; each as amended, and all similar Laws of any Governmental Authority having jurisdiction over the property in question addressing pollution or protection of the environment, human health and safety, natural resources or threatened, endangered or protected species, and all regulations implementing the foregoing that are applicable to the Projects.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that would be treated as a single employer with any other Person pursuant to Sections 414(b), (c), (m) or (o) of the Code, or that would be under “common control” with such other Person under ERISA Section 4001(a)(14).

“Exercise Date” shall have such meaning as set forth in Section 3.03(b).

“Financing” means financing on commercially reasonable terms and in such amount as is necessary to fund the Cash Purchase Price.

“GAAP” means generally accepted accounting principles of the United States of America, consistently applied.

“Governmental Authority” means any federal, state, tribal or local or any supra-national or foreign government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency, body or commission, self-regulatory organization or any court, tribunal or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Substances” means any pollutants, contaminants, toxic, radioactive or hazardous substances, materials, wastes, constituents, compounds or chemicals that are regulated by, or may form the basis of liability under any Environmental Laws, including asbestos-containing materials (but excluding any unsevered Minerals deposited geologically and not disbursed in the environment or disturbed due to mining or other human activity so as to render them more mobile in the environment).

“HRI Data” means copies of any files, records, maps, information, and data, whether written or electronically stored, relating to the Company or the Projects, including:  (i) land and title records (including title documents and warranties, abstracts of title, title opinions and memoranda, title curative documents and prospect files); (ii) contracts, electric logs, core data, pressure data, decline curves, graphical production curves, and geological and mineral resource data (including all maps, logs and reports); (iii) correspondence; (iv) operations, production, accounting, lease and division order records; (v) production, facility and well records and data; (vi) environmental data and reports; and (vii) any other records, books and files relating to the Projects or the Company.

“HRI Fee Property” has such meaning as set forth in Section 4.07.

“HRI New Mexico Leases” has such meaning as set forth in Section 4.07.

“HRI Unpatented Mining Claims” has such meaning as set forth in Section 4.07.

“HRI Water Rights” has such meaning as set forth in Section 4.07.

“Indebtedness” means, for any Person at any date, without duplication (a) all obligations of such Person to repay money borrowed, (b) all obligations of such Person to pay money evidenced by term loans, bonds, debentures, notes or other similar instruments, including such obligations incurred in connection with the acquisition of property, assets or a business, (c) all obligations under bankers’ acceptances, (d) the undrawn face amount of all letters of credit issued for the account of such Person and all outstanding reimbursement obligations with respect to such letters of credit, (e) all obligations of such Person to pay the deferred purchase price of property or services, (f) the principal component of all rental obligations of such Person as lessee under capital leases and (g) obligations of another Person of the type listed in clauses (a) through (f), payment of which is guaranteed by or secured by encumbrances on the property of such Person; provided that “Indebtedness” shall not include current trade accounts payable or purchase money obligations incurred in the ordinary course of business.

“Indemnified Party” shall have such meaning as set forth in Section 10.04(a).

“Indemnifying Party” shall have such meaning as set forth in Section 10.04(a).

“Intellectual Property” means all of the following, if any, that is used in the business of the Company:  (a) patents, patent applications, patent disclosures, any reissue, continuation, continuation in part, revision, extension, or reexamination thereof; (b) trademarks, service marks, trade dress, logos, and Internet domain names; (c) copyrights and copyrightable works; (d) all registrations, applications, and renewals for any of the foregoing; and (e) all copies and tangible embodiments of the foregoing (in whatever form or medium).

“IntermediateCo” shall have such meaning as set forth in the Preamble.

“Knowledge of the Sellers” means the knowledge of any of Christopher Jones, Jeffrey Vigil, or Ted Wilton.

“La Sal Assets” shall have such meaning as set forth in Section 3.03(a).

“La Sal Project” shall have such meaning as set forth in Section 3.03(a).

“Laramide La Sal” shall have such meaning as set forth in Section 3.03(a).

“Laramide Shares” shall have such meaning as set forth in Section 3.03(a).

“Law” means any federal, state, tribal, local or foreign statute, law, ordinance, regulation, rule, code or other requirement or rule of law, including the common law.

“LIBOR” means the interest rate applicable to dollar deposits in the London interbank market for deposits of three (3) months duration.

“Liens” means any lien, security interests, mortgages, charges, pledges, conditional sales contracts, and other title retention arrangements, restrictions (including, in the case of real property, rights of way, use restrictions, and other reservations or limitations of any nature) or encumbrances.

“Losses” shall have such meaning as set forth in Section 10.01.

“Material Adverse Effect” means any event, circumstance or effect that, individually or in the aggregate, has or would be reasonably anticipated to have in the future any material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Company, other than any effect resulting or arising from:  (i) general business or economic conditions in the industries or markets in which the Company operates; or (ii) national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war or the occurrence of any military or terrorist attack.

“Material Contracts” shall have such meaning as set forth in Section 4.14.

“Minerals” means all oil, gas and other minerals of any kind or character, including, but not limited to, uranium and all other minerals mined or extracted primarily for values derived from their content of minerals, in the form of ores, mine waters, leachates, pregnant liquors, pregnant slurries, concentrated slurries, precipitates, whether in dry or slurry state, concentrates, or products beneficiated, upgraded or refined further than concentrates, and whether occurring in intimate depositional relationship with uranium or recovered as secondary values during the mining, extraction, processing, or treatment of uranium.

“Note” shall have such meaning as set forth in Section 3.01(a).

“Notice” shall have such meaning as set forth in Section 10.04(a).

“NRC” means the United States Nuclear Regulatory Commission.

“NRC License” means the NRC Source Materials License SUA 1580, as amended, covering activities at both the Churchrock Project and the Crownpoint Project.

“Option” shall have such meaning as set forth in Section 3.03(a).

“Option Closing” shall have such meaning as set forth in Section 3.03(c).

“Option Expiration Date” means the date that falls fifteen (15) months after the Closing Date.

“Option Period” shall have such meaning as set forth in Section 3.03(b).

“Parties” shall have the meaning set forth in the Preamble.

“Permits” means any permits, licenses, approvals, certificates of authority, franchises, concessions, registrations, consents, or similar qualifications or authorizations issued, granted or given by or under the authority of, or filings with, any Governmental Authority.

“Permitted Liens” means (a) Liens for Taxes, impositions, assessments, fees, rents or other governmental charges levied or assessed or imposed not yet delinquent or being contested in good faith and for which adequate reserves or accruals have been made; (b) statutory Liens (including materialmen’s, warehousemen’s, mechanic’s, repairmen’s, landlord’s and other similar Liens) arising in the ordinary course securing payments not yet delinquent or being contested in good faith; (c) restrictive covenants, easements and defects, imperfections or irregularities of title or Liens, if any, as would not, individually or in the aggregate, have a material impact on the business of the lienee; (d) purchase money Liens and Liens securing payments under leases that constitute capital leases under GAAP, as identified on Schedule 1.01(c)(i); (e) restrictions on transfer with respect to which consents or waivers will be obtained prior to the Closing; (f) Liens referenced in any title policies, opinions or reports listed in Schedule 1.01(c)(ii) arising by, through or under Third Persons other than Purchaser; and (g) any other Liens listed on Schedule 1.01(c)(iii).

“Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company or Governmental Authority.

“Projects” means the Churchrock Project and Crownpoint Project collectively.

“Purchaser” shall have the meaning set forth in the Preamble.

“Purchaser’s Fundamental Representations” means the representations and warranties set forth in Section 5.01 (Organization and Authority), Section 5.02(a) (No Conflicts), Section 5.05 (Brokers), and Section 5.06 (Ownership of the Laramide Shares) hereof.

“Purchaser Indemnified Parties” shall have such meaning as set forth in Section 10.01.

“Purchaser Subsidiaries” shall have such meaning as set forth in Section 3.03(a).

“RCF Loan Agreement” means that certain Loan Agreement, dated November 13, 2013, by and among the Sellers, the Company, certain other subsidiaries of URI, and Resource Capital Fund V L.P., as amended from time to time.

“RCF Lien” means the encumbrance over the Transferred Shares held by Resource Capital Fund V L.P. pursuant to the RCF Loan Agreement.

“Seller(s)” shall have the meaning set forth in the Preamble.

“Seller Indemnified Parties” shall have such meaning as set forth in Section 10.02.

“Sellers’ Fundamental Representations” means the representations and warranties set forth in Section 4.01 (Organization, Qualification and Authority), Section 4.02 (Ownership of the Transferred Shares), Section 4.03(a) (No Conflicts) and Section 4.06 (Brokers) hereof.

“Shares” shall have such meaning as set forth in Section 3.01(b).

“Survival Period” shall have such meaning as set forth in Section 10.05(b)(i).

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, election, estimated Tax filing, claim for refund or other document (including any attachments thereto and amendments thereof) filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority with respect to any Tax.

“Taxes” means any (a) federal, state, local, foreign and other, income, profit, sales, use, value added, transfer, payroll, unemployment, employment, franchise, withholding, alternative minimum, premium, governmental charges with respect to abandoned property or escheat, excise, net or gross proceeds, severance, stamp, occupation, ad valorem, or property taxes,  customs duties, charges or other governmental levies or taxes of any kind whatsoever, as well as social security contributions, together (b) with any interest, additions to tax or penalties with respect thereto, whether disputed or not, and (c) any liability in respect of any items described in clause (a) and/or (b) payable by reason of assumption, transferee, successor or similar liability, operation of Law (including pursuant to Treasury Regulations Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar state, local, or foreign Law)) or otherwise; and “Tax” means any one of them.

“Third-Party Claim” shall have such meaning as set forth in Section 10.04(a).

“Third Persons” means, with respect to any Person, any Person other than such Person or an Affiliate of such Person.

“Transfer Taxes” means all transfer, sales, use, goods and services, value added, documentary, stamp duty, real property transfer, excise, conveyance, recordation, registration and other similar Taxes, duties, fees or charges (including any penalties and interest).  For the avoidance of doubt, Transfer Taxes shall exclude any Taxes imposed on or with respect to the net income of the Sellers or any Affiliate thereof.

“Transferred Shares” shall have such meaning as set forth in the Preliminary Statements.

“URI” shall have the meaning set forth in the Preamble.

Section 1.02

Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, have that defined meaning throughout this Agreement.

Section 1.03

Interpretation. Words of the masculine gender will be deemed and construed to include correlative words of the feminine and neuter genders.  Words importing the singular number will include the plural number, and vice versa, unless the context will otherwise indicate.  References to Articles, Sections and other subdivisions of, and Exhibits and Schedules to, this Agreement are, when underlined, made to the Articles, Sections and other subdivisions of, and Exhibits and Schedules to, this Agreement.  References to all Laws and to any specific statutes include all rules and regulations promulgated thereunder.

Section 1.04

Certain Terms.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement unless otherwise specifically stated to the contrary.  The word “including” means “including without limitation.”

ARTICLE II
PURCHASE AND SALE OF THE TRANSFERRED SHARES

Section 2.01

Purchase and Sale of the Transferred Shares.  On the terms and subject to the conditions set forth in this Agreement, at the Closing and effective as of the Closing, IntermediateCo shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from IntermediateCo, all of IntermediateCo’s right, title and interest in, to and under the Transferred Shares, free and clear of all Liens other than (a) transfer restrictions imposed by applicable Law; and (b) Liens on the Transferred Shares, if any, created by Purchaser or its Affiliates.

Section 2.02

Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the exchange of executed documents and other closing deliverables by facsimile or electronic transmission on no later than the fifth business day after the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) are satisfied or waived, unless another date is agreed to in writing by Purchaser and URI.  The date on which the Closing occurs in accordance with the preceding sentence is referred to in this Agreement as the “Closing Date.”

Section 2.03

Closing Deliveries (Sellers).  At the Closing, the Sellers shall deliver, or shall cause to be delivered, to Purchaser the following documents:

(a)

share certificate(s) representing the Transferred Shares, duly endorsed for transfer to Purchaser or accompanied by stock powers duly executed in blank;

(b)

the minute books, stock or equity records, corporate seal and other materials related to the corporate administration of the Company;

(c)

the HRI Data;

(d)

a certificate of an authorized officer of each Seller confirming the matters set forth Article IV;

(e)

a non-foreign affidavit from IntermediateCo dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Code § 1445 stating that IntermediateCo is not a “Foreign Person” as defined in Code § 1445;

(f)

a copy of each consent listed on Schedule 4.04;

(g)

evidence reasonably satisfactory to Purchaser that the Affiliate Transfer has been completed;

(h)

certificates, dated as of a date not earlier than the fifth (5th) Business Day prior to the Closing Date, as to the good standing of the Company and the payment of all applicable state Taxes by the Company, executed by the appropriate officials of the States of Delaware and New Mexico; and

(i)

in order to facilitate a 338(h)(10) Election, if made at Purchaser’s discretion, an IRS Form 8023, sworn under penalties of perjury and in form and substance reasonably acceptable to Purchaser, sufficient to effect a Section 338(h)(10) Election, and any other form necessary to effect a Section 338(h)(10) Election under federal or state Law, properly executed by Sellers.

Section 2.04

Closing Deliveries (Purchaser).  At the Closing, Purchaser will deliver, or will cause to be delivered, to URI:

(a)

the Cash Purchase Price;

(b)

the Note; and

(c)

a certificate of an authorized officer of Purchaser confirming the matters set forth in Article V.

Section 2.05

Effect of Transaction.  Effective upon the Closing, IntermediateCo shall be deemed to have relinquished its entire interests in the Company, and each Seller acknowledges and agrees that it shall thereafter have no direct or indirect ownership or membership interest in the Company or any of the rights relating thereto.

ARTICLE III
PURCHASE PRICE

Section 3.01

Purchase Price.

(a)

The aggregate purchase price for the Transferred Shares is US$12,500,000, consisting of US$5,250,000 in cash (the “Cash Purchase Price”) and a promissory note in the amount of US$7,250,000 (the “Note”).  Subject to Section 3.01(b), Purchaser will at the Closing pay to URI the Cash Purchase Price by wire transfer of immediately available funds to such bank account as URI designates in writing to Purchaser at least two (2) Business Days prior to Closing.

(b)

In addition to the Cash Purchase Price, at Closing, Purchaser shall deliver the Note, which shall be substantially in the form attached hereto as Schedule 3.01(b).  The Note shall have a three-year term, and the amount of principal owing under the Note shall bear interest as follows:  (a) five percent (5%) until the board of directors of the Company makes a Commercial Production Decision with regard to the Churchrock Project; and (b) ten percent (10%) thereafter.  Purchaser shall make principal payments of US$2,420,000 to URI by wire transfer on or prior to each anniversary of the Closing Date in 2017 and 2018, and a final principal payment of US$2,410,000 to URI by wire transfer on or prior to the third anniversary of the Closing Date in 2019.  Purchaser shall make quarterly interest payments to URI on or prior to the last day of each calendar quarter beginning on the last day of the calendar quarter during which the first anniversary of the Closing Date occurs.  The principal payment due on the first anniversary of the Closing Date, and interest accruing during the period between the Closing Date and the last day of the final full calendar quarter immediately preceding the first anniversary of the Closing Date, such payment of principal and interest being referred to as the “Convertible Payment,” will be convertible to common shares of Purchaser (“Shares”), in their entirety only, and at the discretion of URI.  URI must make a written election to take the Convertible Payment in Shares at least five (5) Business Days prior to the due date for such payment.  Any Shares issuable upon such conversion shall be issued on the date that the first principal payment is due and payable.  The number of Shares to be delivered shall be determined by dividing the dollar amount of the interest or principal payment owed by the product of (x) 1.15 multiplied by (y) the volume weighted average closing price per Share on the

Toronto Stock Exchange for the five (5) Business Days prior to the Closing Date (converted into U.S. dollars based on the exchange rate quoted in the Wall Street Journal on the last Business Day prior to the Closing Date); provided, however, the number of Shares issuable upon such conversion shall not be less than 9.9% nor more than 14.9% of the total issued and outstanding Shares immediately after giving effect to such conversion.  If such conversion would otherwise result in a number of Shares being issued that is (i) less than 9.9% of the total issued and outstanding Shares immediately after giving effect to such conversion, then Purchaser will issue to URI such number of Shares as equals 9.9% of the total issued and outstanding Shares immediately after giving effect to such conversion and (ii) more than 14.9% of the total issued and outstanding Shares immediately after giving effect to such conversion, then Purchaser will issue to URI such number of Shares as equals 14.9% of the total issued and outstanding Shares immediately after giving effect to such conversion, in each case in complete satisfaction of the converted principal and interest payments.  Notwithstanding the foregoing, if the Option is exercised prior to the date on which the Convertible Payment would be converted into Shares hereunder, the foregoing 9.9% and 14.9% in this Section shall each be proportionately reduced by multiplying each such percentage by a fraction, the numerator of which is the amount of the Convertible Payment as reduced pursuant to Section 3.03(c) and the denominator of which is the amount such Convertible Payment would have been but for the reduction pursuant to Section 3.03(d).  After the first anniversary of the Closing Date, all remaining principal and interest payments are due and payable in cash at the scheduled payment date.  In addition to the above listed consideration, URI shall have the right to appoint one director to Purchaser’s board of directors for so long as URI holds more than ten percent (10%) of Purchaser’s issued and outstanding Shares.

Section 3.02

Interest. All sums payable hereunder which are not paid in a timely manner will bear interest at an annual rate equal to the higher of (X) the interest rate applicable pursuant to Section 3.01(b) or (Y) LIBOR plus one percent (1.00%) from the date payment was due through and including the date on which payment is made.

Section 3.03

Purchase Option.

(a)

Grant of Option.  Purchaser hereby grants to URI the exclusive option, exercisable by URI in its sole discretion, to purchase all of the outstanding capital stock (the “Laramide Shares”) of Laramide La Sal, Inc. (“Laramide La Sal”) for a purchase price of Four Million U.S. Dollars (US$4,000,000) (the “Option”).  Laramide La Sal and Laramide Resources (USA), Inc. (“Laramide USA” and, together with Laramide La Sal, the “Purchaser Subsidiaries”) own unpatented mining claims and unpatented millsites comprising the “La Sal Project” in San Juan County, Utah, as more particularly described on the attached Schedule 3.03(a) (together with any related Permits and agreements, the “La Sal Assets”).  If URI exercises the Option, then at or prior to the Option Closing (as defined below), Purchaser shall cause the Purchaser Subsidiaries to enter into such agreements, execute such documents and instruments (including deeds) and take such actions, and cause its Affiliates to enter into such agreements, execute such documents and instruments or take such actions, as may be necessary or advisable in order to transfer all of Laramide USA’s right, title and interest in the La Sal Assets to Laramide La Sal, in each case, free and clear of Liens, other than Permitted Liens and any Liens listed on Schedule 3.03(a).  Any such agreements, documents or instruments shall be in form and substance reasonably satisfactory to URI.  Closing costs, including real property transfer taxes, recording costs and any escrow fees related to the obligations in this Section 3.03(a) shall be paid by Purchaser.

(b)

Option Period.  The Option shall be exercisable at any time during the period between the Closing and the Option Expiration Date.  The period beginning at the Closing and ending at 5:00 p.m. Mountain Time on the Option Expiration Date shall be referred to hereinafter as the “Option Period.”  The Option may be exercised by URI at any time during the Option Period by delivery to Purchaser of a notice of election to exercise the Option (the date such notice is effective being referred to hereinafter as the “Exercise Date”).  If URI fails or elects not to exercise the Option at or before the end of the Option Period, the Option shall automatically expire.

(c)

Stock Purchase Agreement; Closing of Purchase Option.  If URI timely exercises the Option, Purchaser and URI will negotiate in good faith a stock purchase agreement pursuant to which Purchaser would sell all of the outstanding capital stock of Laramide La Sal to URI.  The closing of the sale of outstanding capital stock of Laramide La Sal pursuant to such stock purchase agreement (the “Option Closing”) shall take place within thirty (30) days after the Exercise Date, at a time and place mutually agreeable to the Parties.

(d)

Impact on Purchase Price and Note.  Simultaneous with the Option Closing, the Note and the provisions of Section 3.01(b) of this Agreement shall be automatically revised, without the need for any further action or written instrument between the Parties, so that (a) the principal amount of the Note is reduced to US$3,250,000 (the “Adjusted Principal Amount”), (b) the amounts of the remaining principal payments are reduced to equal amounts of the then unpaid Adjusted Principal Amount, due on the first, second and / or third anniversary, as applicable, of the Closing Date, and (c) the interest payments on the principal amount due under the Note are reduced accordingly.  URI shall execute such additional instruments, agreements and other documents, including an amended and restated Note, as may be reasonably requested by Purchaser to evidence the foregoing.

Section 3.04

Required Withholding.  Purchaser is entitled to withhold and deduct from any amounts payable pursuant to this Agreement (including the Cash Purchase Price) amounts that it is required to deduct and withhold with respect to the making of any such payment under the Code, applicable foreign laws or under state Law.  To the extent that any amounts are deducted, withheld and paid to the applicable Governmental Authority pursuant to this Section 3.04 by Purchaser or the Company, as the case may be, such deducted, withheld and paid amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which Purchaser or the Company, as the case may be, made such deduction, withholding and payment.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

Each Seller hereby represents and warrants to Purchaser that:

Section 4.01

Organization, Qualification and Authority.  Each Seller is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all necessary corporate power to enter into, consummate the transactions contemplated by and carry out its obligations under this Agreement, and the Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and qualified to conduct business as a foreign corporation in the State of New Mexico.  The execution and delivery by each Seller of this Agreement, the consummation by each Seller of the transactions contemplated by, and the performance by each Seller of its obligations under, this Agreement have been duly authorized by all requisite action on the part of each Seller.  This Agreement has been duly executed and delivered by each Seller, and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes a legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, subject to the effect of any applicable Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers or similar Laws relating to or affecting creditors’ rights in general and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Seller has provided to Purchaser true, correct and complete copies of the articles of incorporation, bylaws and other organizational documents of the Company.

Section 4.02

Ownership of the Transferred Shares.  The authorized capital stock of the Company consists solely of 1000 shares of common stock, par value $1.00 per share, of which 100 shares are issued and outstanding.  The Transferred Shares comprise all of the issued and outstanding capital stock of the Company.  As of the date hereof and immediately prior to the Closing, IntermediateCo is the sole owner of the Transferred Shares, and as of the Closing Date IntermediateCo will own the entire Transferred Shares free and clear of all options, warrants, proxies, voting trusts, voting agreements, Governmental Orders, escrows, rights of first refusal or first offer, Liens, transfer restrictions and other encumbrances, except for any transfer restrictions imposed by applicable Laws.  Other than the Transferred Shares, neither URI nor IntermediateCo, nor any of their Affiliates, owns any other equity interests in, or any other equity security of, the Company, or any warrant, purchase right, subscription right, conversion right, exchange right, contingent right to receive or other right of any kind with respect to any such equity security.  Neither URI nor IntermediateCo, nor any of their Affiliates, is a party to any contracts obligating URI or IntermediateCo to grant, deliver or sell, or cause to be granted, delivered or sold, the Transferred Shares, by sale, lease, license, or otherwise, other than this Agreement.  Except as set forth above, there are no other authorized, issued or outstanding shares of capital stock of the Company.  All of the Transferred Shares have been validly issued, are fully paid and non-assessable, and have not been issued in violation of any pre-emptive or similar rights or applicable Law.  There is no option, warrant, call, subscription, convertible security, right (including pre-emptive right) or contract of any character to which the Company is a party or by which it is bound obligating the Company to issue, exchange, transfer, sell, repurchase, redeem or otherwise acquire any capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such option, warrant, call, subscription, convertible security, right or contract.  There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.  There are no registration rights agreements, no voting trust, proxy or other contract and, except for this Agreement and under applicable securities Laws, no restrictions on transfer with respect to any capital stock of the Company.

Section 4.03

No Conflicts.  The execution, delivery and performance by each Seller of this Agreement, and the consummation by each Seller of the transactions contemplated hereby, do not and will not (a) violate or conflict with the certificate of incorporation or bylaws of the Sellers, (b) conflict with or violate any Law applicable to the Sellers or the Company or (c) conflict with, violate, or constitute a default (or an event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without the giving of notice, or the passage of time or both) of, any contract or Governmental Order to which either Seller or the Company is a party or by which either Seller or the Company or any of their respective assets or properties is bound, except, in the case of clauses (b) and (c), any such conflicts, violations, breaches, defaults, rights or Liens as would not reasonably be expected to prevent or materially impair or delay the ability of each Seller to perform its obligations under this Agreement or have a material adverse impact on the Company or the Projects.

Section 4.04

Consents and Approvals.  Other than as set forth on Schedule 4.04, the execution and delivery by each Seller of this Agreement does not, and the performance by each Seller of, and the consummation by each Seller of the transactions contemplated hereby will not, require any consent, approval, authorization or other action by, or any filing with or notification to, any Governmental Authority or any other Person.

Section 4.05

Litigation.  Other than as set forth on Schedule 4.05, there is no Action pending or, to the Knowledge of the Sellers, threatened against, relating to or involving either Seller, the Company or the Projects, nor is there any Action pending in which either Seller or the Company is the plaintiff or claimant, in each case that would reasonably be expected to materially impair or delay the ability of either Seller to perform its obligations under this Agreement or have a material adverse effect on the Company or the Projects.

Section 4.06

Brokers.  Other than as set forth on Schedule 4.06, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of either Seller or their Affiliates.  Purchaser shall have no responsibility or liability for any fees payable to any Person listed on Schedule 4.06.

Section 4.07

Company’s Real Property.

(a)

The property listed on Schedule 4.07(a) constitutes, or will as of the Closing Date constitute, (i) all fee property owned, held, leased, used, occupied or controlled by the Company, including, without limitation, all fee surface and mineral interests and all patented mining and millsite claims of the Company (“HRI Fee Property”), (ii) all unpatented federal mining and millsite claims owned, held, or leased by the Company (“HRI Unpatented Mining Claims”), (iii) all leases from the state of New Mexico (the “HRI New Mexico Leases”), (iv) all royalties burdening the Projects, (v) all Permits for surface and underground water and water rights, together with all applications for water rights or applications or Permits for the use, transfer or change of water rights, ditch and ditch rights, well and well rights, reservoir and reservoir rights, stock or interests in irrigation or ditch companies owned, held, or leased by the Company or appurtenant to the Real Property and all other rights to water for use at or in connection with the Real Property or the mining of minerals from the Real Property (“HRI Water Rights”) owned, held or controlled by the Company, and (vi) all buildings, plants, offices, shops, warehouses, furnaces, smelters, mills and other facilities of the Company located on or related to the Real Property.  With respect to the HRI Unpatented Mining Claims, the Sellers do not make any representation or warranty as to whether any of such claims contains a discovery of valuable minerals.  The HRI Fee Property, HRI Unpatented Mining Claims, HRI New Mexico Leases and HRI Water Rights listed in Schedule 4.07(a), and all improvements and fixtures thereon and all rights and easements appurtenant thereto, including, without limitation, those improvements, fixtures, rights and easements set forth on Schedule 4.07(a) are referred to as the “Real Property” in this Section 4.07.  Schedule 4.07(a) also lists, to the Knowledge of the Sellers, all real property, including unpatented mining claims and millsites, owned, leased or held by the Company but subsequently sold, abandoned or otherwise disposed of (the “Previously Owned Properties”).

(b)

To the Knowledge of the Sellers, and other than as set forth on Schedule 4.07(b), the Company has, or immediately prior to the Closing will have, Defensible Title to the Real Property, in each case, free and clear of Liens, other than Permitted Liens.  No Person other than the Company is in possession of, or to the Knowledge of the Sellers is otherwise entitled to occupation or use rights with respect to, the Real Property and, immediately prior to the Closing, no Person other than the Company will be in possession of, or to the Knowledge of the Sellers will be otherwise entitled to occupation or use rights with respect to, the Real Property.  No written notice has been received from any Governmental Authority and there is no claim by any Governmental Authority pending or, to the Knowledge of the Sellers, threatened, against the Company with respect to any planned expropriation or condemnation of any of the Real Property.

Section 4.08

No Employees; No Employee Plans.

The Company has no and has not in the past five (5) years had any employees.    No Persons are engaged on contract as independent contractors or other agents or representatives of the Company as of the date of this Agreement.

(c)

The Company does not sponsor, participate in, or have any liability under any pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights,

phantom stock or other equity, executive compensation, change of control benefit, deferred compensation, bonus, incentive, tuition reimbursement, leave of absence, layoff, vacation, dependent care, medical, dental, vision, cafeteria, life, health, death benefit, accident, disability, worker’s compensation or other insurance, savings, group insurance, severance, separation or other employee benefit plan or program, including any “employee benefit plan” within the meaning of Section 3(3) of ERISA, and any “welfare plan” within the meaning of Section 3(1) of ERISA.  The Company has no liability by virtue of being an ERISA Affiliate of any Person.

(d)

In the past five (5) years, the Company has not entered into any employment or consulting contract or other contract with any officer, employee or consultant.  In the past five (5) years, the Company has not made any contract with any labor union or employee association nor made commitments to or conducted negotiations with any labor union or employee association with respect to any future agreements and neither Seller is aware of any current attempts to organize or establish any labor union or employee association with respect to any employees nor is there any certification of any such union with regard to a bargaining unit.

Section 4.09

Indebtedness.  The Company’s total Indebtedness as of the date of this Agreement (as reflected on the Balance Sheet)  is less than US$16.7 million.

Section 4.10

Taxes and Assessments.  Except as set forth on the applicable subsection of Schedule 4.10:

(a)

All Asset Taxes related to the Projects that have become due and payable and all other Taxes due and owing by the Company (whether or not shown on any Tax Return) have been properly paid.  There are no Liens for Taxes upon the assets of the Company or the Transferred Shares (other than for Taxes not yet due and payable).

(b)

All Tax Returns with respect to Asset Taxes that are required to be filed by the owner of the Projects, and all Tax Returns required to be filed by the Company, have been filed, and all such Tax Returns are true, correct and complete in all material respects.  Each Affiliated Group of which the Company is or has been a member has filed all income Tax Returns that it was required to file for each taxable period during which the Company was a member of such Affiliated Group. All such income Tax Returns are correct and complete in all respects. All income Taxes owed by each such Affiliated Group (whether or not shown on any Tax Return) have been paid for each taxable period during any part of which the Company was a member of such Affiliated Group.

(c)

No action, suit, Governmental Authority proceeding or audit is now in progress or pending with respect to the Projects or with respect to the Company, and neither of the Sellers nor the Company has received notice of any pending claim against it from any applicable Governmental Authority for assessment of Asset Taxes and no such claim has been threatened.

(d)

No audit, litigation or other proceeding with respect to Asset Taxes related to the Projects or with respect to Taxes of the Company, has been commenced or is presently pending, or, to the Knowledge of the Sellers, has been threatened.  Neither the Company nor either Seller has granted an extension or waiver of the statute of limitations applicable to any Tax, which period has not yet expired.  No deficiencies for Taxes of the Company have been claimed or proposed or assessed in writing by any Tax authority that have not been settled without imposing any material continuing obligations on the Company.

(e)

The Company is not a party to, or bound by, any Tax allocation or Tax sharing or indemnification agreement other than as set forth in this Agreement.  The Company does not have any liability for the Taxes of any Person other than the Company (A) under Reg. §1.1502-6 (or any similar provision of state, local, or non-U.S. law), (B) as a transferee or successor, or (C) by contract.

(f)

None of the Projects and no assets of the Company are subject to Tax partnership reporting for federal or state income Tax purposes.

(g)

None of the Projects involve “tax exempt use property” within the meaning of § 168(h) of the Code or “tax exempt use property” within the meaning of § 168(g)(5) of the Code.

(h)

All property Taxes related to the Projects have been properly listed and described on the property Tax rolls of the appropriate Governmental Authority for all assessment dates prior to Closing.

(i)

To the Knowledge of the Sellers, the Company has complied with all escheat or unclaimed property Laws with respect to funds or property received in connection with owning or operating the Projects.

(j)

The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding provision of national, state, provincial, municipal, local or foreign Tax law) executed on or prior to the Closing Date; (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of national, state, provincial, municipal, local or foreign Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) adjustments under Section 481 or 263A of the Code; (vi) elections pursuant to Section 108(i) of the Code made on or prior to the Closing Date; or (vii) prepaid amount received on or prior to the Closing Date.

(k)

The Company’s tax attributes, will not be subject to elimination or reduction pursuant to the attribute reduction rules of Treasury Regulation §1.1502-36 (or any corresponding or similar provisions of national, federal, state, provincial, municipal, local or foreign Tax Law).

(l)

No tax attributes of the Company are subject to limitation under Code Section 382 or under rules pertaining to separate return limitation years.

(m)

The Company has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code, and has not engaged in any transaction that is required to be reported or registered under Section 6111 of the Code or Treasury Regulations thereunder, or any predecessor of such section, or that constitutes a potentially abusive tax shelter under Treasury Regulations promulgated under Section 6112 of the Code.

(n)

The Company is not a party to any contract, arrangement or plan that would result, separately or in the aggregate, in a payment that would not be deductible under Section 280G of the Code (or any corresponding provision of national, state, provincial, municipal, local or foreign Tax law), and the disallowance of a deduction under Section 162(m) of the Code (or any corresponding provision of national, state, provincial, municipal, local or foreign Tax law) for employee remuneration will not apply to any amount paid or payable by the Company under any contract, benefit plan, program, arrangement or understanding currently in effect.

(o)

The Company has not had a financial interest, signature authority, or other authority over any financial accounts, including bank, securities, or other types of financial accounts, in a foreign country in which the aggregate value of all such financial accounts exceeded $10,000 at any time during any calendar year.  The Company has timely and properly filed any required FBAR reports with respect to any type of foreign accounts.

(p)

The Company has never been a member of a group filing a consolidated U.S. federal or consolidated, combined, or unitary state or local income Tax Return including pursuant to Treasury Regulation §1.1502-6 or under any analogous or similar national, state, local, or foreign Law or regulation (any such group, an “Affiliated Group”), other than an Affiliated Group the common parent of which is URI.  URI has filed a consolidated federal and state income Tax Return with the Company for the taxable year immediately preceding the Closing Date, and Sellers and the Company will be members of the same affiliated group for purposes of Section 1504(a) of the Code and corresponding provisions of state Tax law at all times until the Closing, and the Company will not file, and will not be required to file, federal or state income Tax Returns for any period prior to or including the Closing Date other than as a member of such an Affiliated Group of which Sellers are member.  The Company is eligible to participate in a Code Section 338(h)(10) election with respect to the purchase of the Company contemplated by this Agreement.

Section 4.11

Environmental Matters.  Except as set forth on the applicable subsection of Schedule 4.11:

(a)

With respect to the Projects, the Company has not entered into, nor is subject to, any agreements, orders, decrees, judgments, licenses, or permit conditions, or other directives of any Governmental Authority that relate to the present or future operation of the Projects and that require any material change in the present Environmental Conditions;

(b)

The Company has not received written notice from any Person of any release or disposal of any Hazardous Substances concerning any land, facility, asset or property related to the Projects or otherwise that (i) interferes with or prevents compliance with any Environmental Law or the terms of any license or Permits issued pursuant thereto or (ii) gives rise to or results in any common law, contractual or other liability of the Company;

(c)

No Hazardous Substance has been discharged, disposed of, dumped, pumped, deposited, spilled, leaked, emitted or released by or at the direction of the Company (or, to the Knowledge of the Sellers, is otherwise present) at, on, under or from any land, facility, asset or property of the Company (including, to the Knowledge of the Sellers, any Previously Owned Properties) in such manner or quantity that exceeds remediation criteria or standards under any applicable Environmental Law or as would require investigation or remediation (either by the Company or any Seller, or for which the Company or any Seller would otherwise be liable) under any applicable Environmental Law;

(d)

To the Knowledge of the Sellers, there are no liabilities arising out of any Environmental Law or any agreement with a Third Person relating to any Hazardous Substance located at, on, under or about any land, facility, asset or property related to the Projects or any of the Previously Owned Properties;

(e)

No order or action is pending, and, to the Knowledge of the Sellers, no order or action has been threatened, by any Governmental Authority or Third Persons against or, to the Knowledge of the Sellers, affecting any land, facility, asset or property of the Company (including, to the Knowledge of the Sellers, any Previously Owned Properties) or concerning any alleged violation of or liability under any Environmental Law or concerning any Hazardous Substance; and

(f)

No environmental Lien is pending, and, to the Knowledge of the Sellers, no environmental Lien has been threatened against or currently affects the Company or the Projects.

(g)

The Company has received no written notice from any Governmental Authority or Third Person challenging its access to the Real Property or the validity of any of its rights-of-way.  The Company has no ongoing liabilities or obligations under any contracts or other instruments by which any of those Previously Owned Properties were sold, abandoned or otherwise disposed of, or otherwise with respect to such Previously Owned Properties.

Section 4.12

Compliance with Laws.  The Company has materially complied with, and the Projects have been operated in compliance with, all applicable Laws, including Environmental Laws, and, to the Knowledge of the Sellers, no condition or circumstance is known to exist or is threatened which will render the continuation of currently permitted and reasonably forseeable and necessary permitting of permissible operations of the Projects impossible or out of compliance with applicable Laws.

Section 4.13

Permits.  All of the Permits currently held by the Company or the Sellers relating to the Projects are disclosed on Schedule 4.13.  Any such Permits held by the Sellers shall be transferred to the Company prior to the Closing.

Section 4.14

Contracts.  Schedule 4.14 lists each of the following contracts and other agreements of the Company (each, a “Material Contract,” and collectively, the “Material Contracts”): (i) each agreement of the Company involving aggregate consideration in excess of $10,000 or requiring performance by any party more than one year from the date hereof, which, in each case, cannot be cancelled by the Company without penalty and upon notice of 60 days or less; (ii) all agreements that relate to the sale of any of the Company’s assets, capital stock or business; (iii) all agreements that relate to the acquisition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise); (iv) all agreements that (A) purport to restrict or limit in any respect or contain limitations on the Company’s ability to compete in any line of business or to solicit customers, suppliers or any other business, anywhere in the world, (B) contain any exclusivity provision binding on the Company or that limit or purport to limit the ability of the Company to own, operate, sell, transfer, pledge or otherwise dispose of any assets or property, or (C) grant to any Person (other than the Company) an option or a first refusal, first-offer or similar preferential right to purchase or acquire any assets of the Company; (v) all agreements relating to indebtedness (including, without limitation, guarantees) of the Company; (vi) any agreement providing for a partnership, joint venture or similar collaboration agreement; (vii) any settlement, conciliation or similar agreement with any Governmental Authority or that will require the Company to pay any consideration after the date hereof; (viii) any agreement pertaining to or restricting the development of the Projects or any of the properties comprising the Projects; and (ix) any other material agreement of the Company.  Except as set forth on Schedule 4.14, each of the Material Contracts is in full force and effect and represents the legal, valid and binding obligation of the Company and, to the Knowledge of the Sellers, represents the legal, valid and binding obligation of the other parties thereto, in each case enforceable in accordance with its terms.  Except as set forth on Schedule 4.14, (y) the Company is not in breach of any Material Contract, and (z) neither Seller, nor the Company nor any Affiliate thereof has received any notice of termination or breach of any Material Contract.  Except as set forth in the Balance Sheet, the Company has no ongoing material liabilities or obligations under the contracts to which it was a party and that would have been considered a Material Contract but which such contracts have been terminated.

Section 4.15

Intellectural Property.  The Company does not own or possess any Intellectual Property.

Section 4.16

Navajo Nation Dispute.  The public filings made by URI pursuant to the Securities Exchange Act of 1934, as amended, accurately summarize the background and current status of matters related to legislation and other actions taken by the Navajo Nation with respect to the Projects.

Section 4.17

Subsidiaries, Other Equity Interests.  Except as set forth on Schedule 4.17, the Company does not own and has not in the past owned, directly or indirectly, any capital stock of or other equity interests in any corporation, partnership, limited liability company or other Person and is not a member of or a participant in any partnership, joint venture or similar enterprise.

Section 4.18

Balance Sheet.l  The Balance Sheet has been prepared in accordance with GAAP, and fairly and accurately reflect the financial condition of the Company and reflect all liabilities of the Company, other than as set forth on Schedule 4.18.  Except as disclosed in Balance Sheet, other than as set forth on Schedule 4.18, the Company does not have any liabilities, and to the Knowledge of the Sellers, there is no fact or set of facts that is, or if discovered by a third party would be, reasonably likely to result in any such liabilities except (a) liabilities that have arisen after the date of the Balance Sheet in the ordinary course of business and that are not liabilities for breach of contract, breach of warranty, tort, infringement, litigation or violation of Law, or (b) obligations that arise under any contract listed on a Schedule to this Agreement that are not liabilities for breach of contract.

Section 4.19

Solvency.  As of the date of this Agreement and as of the Closing Date, the Sellers own (and will own) property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay their probable liabilities (including contingent liabilities).

Section 4.20

No Other Representation or Warranties.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE IV, (I) NONE OF THE SELLERS, THEIR AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES, ARE MAKING OR HAVE MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY SORT TO OR FOR THE BENEFIT OF PURCHASER, WHETHER ORAL OR WRITTEN OR EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED REPRESENTATION OR WARRANTY AS TO CONDITION, MERCHANTABILITY, COMPLIANCE WITH LAW, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, (II) THE SELLERS EXPRESSLY DISCLAIM ANY OTHER REPRESENTATIONS AND WARRANTIES AND ALL LIABILITY AND RESPONSIBILITY FOR ANY OTHER REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT OR INFORMATION MADE, COMMUNICATED OR FURNISHED (ORALLY OR IN WRITING) TO PURCHASER, ITS AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO PURCHASER BY ANY REPRESENTATIVE OF EITHER SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES), AND (III) THE SALE OF THE TRANSFERRED SHARES AND THE INDIRECT TRANSFER OF THE REAL PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS, WHERE IS” CONDITION AND BASIS “WITH ALL FAULTS.”

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Sellers that:

Section 5.01

Organization and Authority.  Purchaser is a corporation duly organized, validly existing and in good standing under the Canada Business Corporations Act and has all necessary organizational power and authority to enter into, consummate the transactions contemplated by and carry out its obligations under this Agreement.  The execution and delivery by Purchaser of this Agreement, the consummation by Purchaser of the transactions contemplated by, and the performance by Purchaser of its obligations under, this Agreement have been duly authorized by all requisite action on the part of Purchaser.  This Agreement has been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by each Seller) this Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to the effect of any applicable Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers or similar Laws relating to or affecting creditors’ rights in general and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.02

No Conflicts.  The execution, delivery and performance by Purchaser of this Agreement, and the consummation by Purchaser of the transactions contemplated hereby, do not and will not (a) violate or conflict with the constating documents or bylaws of Purchaser, (b) conflict with or violate any Law applicable to Purchaser or (c) conflict with, violate, or constitute a default (or an event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without the giving of notice, or the passage of time or both) of, any contract or Governmental Order to which Purchaser is a party or by which Purchaser or any of its assets or properties is bound, except, in the case of clauses (b) and (c), any such conflicts, violations, breaches, defaults, rights or Liens as would not reasonably be expected to prevent or materially impair or delay the ability of Purchaser to perform its obligations under this Agreement or have a material adverse impact on Purchaser.

Section 5.03

Consents and Approvals.  The execution and delivery by Purchaser of this Agreement does not, and the performance by Purchaser of, and the consummation by Purchaser of the transactions contemplated hereby will not, require any consent, approval, authorization or other action by, or any filing with or notification to, any Governmental Authority or any other Person.

Section 5.04

Absence of Litigation.  There is no Action pending or, to the knowledge of Purchaser, threatened against Purchaser, nor is there any Action pending in which Purchaser is the plaintiff or claimant, that would reasonably be expected to materially impair or delay the ability of Purchaser to perform its obligations under this Agreement.

Section 5.05

Brokers.  Other than as set forth on Schedule 5.05, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or its Affiliates.  Sellers shall have no responsibility or liability for any fees payable to any Person listed on Schedule 5.05.

Section 5.06

Ownership of the Laramide Shares.  The Laramide Shares comprise all of the issued and outstanding capital stock of Laramide La Sal.  As of the date hereof and immediately prior to the Closing, Purchaser is the sole owner of the Laramide Shares, and Purchaser owns the Laramide Shares free and clear of all options, warrants, proxies, voting trusts, voting agreements, Governmental Orders, escrows, rights of first refusal or first offer, Liens, transfer restrictions and other encumbrances, except for (x) any transfer restrictions imposed by applicable Laws.  Other than the Laramide Shares, neither Purchaser nor any of its Affiliates owns any other equity interests in, or any other equity security of Laramide La Sal, or any warrant, purchase right, subscription right, conversion right, exchange right, contingent right to receive or other right of any kind with respect to any such equity security.  Neither Purchaser nor its Affiliates is a party to any contracts obligating Purchaser to grant, deliver or sell, or cause to be granted, delivered or sold, the Laramide Shares, by sale, lease, license, or otherwise, other than this Agreement.

Section 5.07

Purchase as Investment.  Purchaser is purchasing the Transferred Shares for its own account as an investment without the present intent to sell, transfer or otherwise distribute the Transferred Shares to any other Person other than an Affiliate of Purchaser.  Purchaser, together with its directors, executive officers and advisors, is familiar with investments of the nature of the Transferred Shares, understands that this investment involves certain risks, and has substantial knowledge and experience in financial and business matters such that it is capable of evaluating, and has evaluated, the merits and risks inherent in purchasing the Transferred Shares, and is able to bear the economic risks of such investment.

ARTICLE VI
COVENANTS AND ADDITIONAL AGREEMENTS

Section 6.01

Operation in Ordinary Course.

(a)

During the period from the date of this Agreement through the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, except as expressly contemplated by this Agreement or as consented to by Purchaser in writing, each Seller shall cause the Company:

(i)

to conduct its business in the ordinary course consistent with prudent industry practice;

(ii)

not to amend or modify the Company’s articles of incorporation, bylaws or other organizational documents;

(iii)

not to commit to any new operation or incur any contractual obligation or liability reasonably anticipated by either Seller to require future expenditures by the Company in excess of US$10,000;

(iv)

not to voluntarily terminate, amend, enter into or extend any material contracts;

(v)

to maintain all Permits, approvals, bonds and guaranties affecting the Real Property, and timely and properly make all filings and payments that the Company is required to make under applicable Law with respect to and in order to maintain the Real Property;

(vi)

not to transfer, sell, hypothecate, encumber or otherwise dispose of any portion of the Real Property or the Transferred Shares;

(vii)

not to create any Lien, security interest or other encumbrance with respect to the Real Property, nor enter into any agreement for the sale, disposition or encumbrance of any portion of the Real Property, nor dedicate, sell, encumber or dispose of any Minerals produced from the Real Property, if any;

(viii)

not to voluntarily abandon any of the Real Property other than as required pursuant to applicable Law;

(ix)

not issue any capital stock or any option, warrant, call, subscription, or convertible security, right or contract;

(x)

not to make any Tax elections other than in the ordinary course of business and not to change any Tax accounting methods; and

(xi)

not to enter into any agreement with respect to any of the foregoing.

(b)

During the period from the date of this Agreement through the earlier to occur of the Option Expiration Date or the termination of this Agreement in accordance with its terms, except as expressly contemplated by this Agreement or as consented to by URI in writing, Purchaser shall cause Laramide La Sal:

(i)

to conduct its business in the ordinary course consistent with prudent industry practice;

(ii)

not to amend or modify its articles of incorporation, bylaws or other organizational documents;

(iii)

not to commit to any new operation or incur any contractual obligation or liability reasonably anticipated by Purchaser to require future expenditures by Laramide La Sal in excess of US$10,000;

(iv)

not to voluntarily terminate, amend, enter into or extend any material contracts;

(v)

to maintain all Permits, approvals, bonds and guaranties affecting the La Sal Project, and make all filings that Laramide La Sal is required to make under applicable Law with respect to the La Sal Project;

(vi)

not to transfer, sell, hypothecate, encumber or otherwise dispose of any portion of the La Sal Project or the La Sal Shares;

(vii)

not to create any Lien, security interest or other encumbrance with respect to the La Sal Project, nor enter into any agreement for the sale, disposition or encumbrance of any portion of the La Sal Project, nor dedicate, sell, encumber or dispose of any Minerals produced from the La Sal Project, if any;

(viii)

not to voluntarily abandon any of the La Sal Project other than as required pursuant to applicable Law;

(ix)

not to issue any capital stock or any option, warrant, call, subscription or convertible security, right or contract;

(x)

not to make any Tax elections other than in the ordinary course of business and not to change any Tax accounting methods; and

(xi)

not to enter into any agreement with respect to any of the foregoing.

Section 6.02

Further Action, Cooperation.  Subject to, and without limiting, the other provisions of and obligations set forth in this Agreement, from and after the date hereof (including following the Closing), each Party agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done as promptly as practicable, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.  Without limiting the foregoing, the Parties shall execute, acknowledge and deliver any further assignments, conveyances, and other assurances, documents and instruments of transfer, reasonably requested by the other Parties hereto, and will take, or cause to be taken, any other action consistent with the terms of this Agreement that may reasonably be requested by the other Parties, for the purpose of assigning, transferring, granting, conveying, and confirming to Purchaser, or reducing to possession, the Transferred Shares to be conveyed and transferred by this Agreement.

Section 6.03

Notification of Events.  During the period from the date hereof to the Closing or the earlier termination of this Agreement, each Party shall promptly notify the other Parties in writing if there has been (i) the occurrence or non-occurrence of any event or the existence of any fact or condition that would cause or constitute a breach of any of such Party’s representations or warranties had any such representation or warranty been made as of the time of the discovery of such event, fact or condition, (ii) any material failure of such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, in each case to the extent such breach or failure would result, or would be reasonably likely to result, in the failure of any of such Party’s closing conditions specified in Section 7.01 or Section 7.02, as the case may be, and (iii) any written notice or other communication received by such Party from any Governmental Authority in connection with the transactions contemplated hereby.

Section 6.04

No Survival.  The representations, warranties, covenants and agreements in this Agreement shall terminate at the Closing or upon the termination of this Agreement pursuant to Article IX, except (a) to the extent otherwise set forth in Article X, and (b) the covenants and agreements that explicitly contemplate performance after the Closing shall survive the Closing indefinitely (or until fully performed in accordance with this Agreement).  The Parties acknowledge and agree that from and after the Closing they shall not be permitted to make, and no Party shall have any liability or obligation with respect to, any claims for any breach of any representation or warranty set forth herein or any covenant or agreement herein that is to have been performed by another Party on or prior to Closing, other than as explicitly contemplated by Article X, or in the case of fraud, intentional misconduct and claims for equitable relief.  In furtherance of the foregoing, from and after the Closing,  (x) other than the right to bring claims pursuant to Article X, (y) or in the event of fraud or intentional misconduct, (z) or where a Party is seeking equitable relief, each Party hereby waives (on behalf of itself, each of its Affiliates and each of its representatives), to the fullest extent permitted under Law, any and all rights, claims and causes of action (including any statutory rights to contribution or indemnification) for any breach of any representation or warranty or covenant or obligation to have been performed prior to Closing that such Party may have against the other Parties hereto or any of their Affiliates or any of their respective representatives arising under or based upon any theory whatsoever, under any Law, contract, tort or otherwise.

Section 6.05

Pre-Closing Access, Environmental Assessment.  Through the Closing Date and subject to applicable Laws and the Confidentiality Agreement, the Sellers will cause the Company to afford to Purchaser and its representatives full access at all reasonable times and upon reasonable notice to the facilities, offices, properties, technology, processes, non-privileged books, non-privileged business and financial records, officers, employees, business plans, budgets, and projections of the Company, and otherwise provide such assistance as may be reasonably requested by Purchaser in order that Purchaser has a full opportunity to make such investigation and evaluation as it reasonably desires to make of the business and affairs of the Company. In addition, prior to the Closing Date, and upon reasonable prior notice to the Sellers, Purchaser shall have the right to enter upon the Real Property to inspect the same, and conduct such tests, examinations, investigations, and studies as the Purchaser deems to be necessary or appropriate to determine and evaluate the environmental conditions of the Projects, provided, however, that such right to enter upon the Real Property shall in all instances be subject to, and in compliance with, Seller’s temporary access agreement related to the Real Property

(including, but not limited to, the restriction that site visits to Section 8 of the Real Property are limited to only those visits that are required to complete the NRC license transfer process).  From and after Closing, the Company shall retain responsibility for all environmental liabilities attributable to the Projects, before and after Closing, whether known or unknown, and, except as specifically set forth in Article X, Sellers shall thereafter have no obligation to Purchaser or any other Person to adjust or refund any portion of the Cash Purchase Price or Note or take any other action with respect to the environmental conditions of, or environmental liabilities related to, the Projects.

Section 6.06

Exclusive Dealing.  From the date hereof through the earlier of the Closing or the termination of this Agreement in accordance with its terms, URI will not, and will not permit any of its Affiliates (including the Company) or representatives, or representatives of such Affiliates, to take any action, directly or indirectly, to encourage, initiate, solicit or engage in discussions or negotiations with, or provide any information to, any Person other than Purchaser (and its Affiliates and representatives) concerning any direct or indirect purchase of any securities of the Company or any direct or indirect merger, sale of all or substantially all of the Company’s assets, contribution, recapitalization, investment or similar transaction directly or indirectly involving the Company, other than any transaction involving the purchase of any securities of URI or any direct or indirect merger, sale of all or substantially all of URI’s assets, contribution, recapitalization, investment or similar transaction involving URI (so long as any such transaction, to the extent it involves the Company or the Project, provides for the assumption of this Agreement).

Section 6.07

Governmental Approvals.  From the date hereof through the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, Purchaser and the Sellers will (and will cause their respective Affiliates to) (i) make or cause to be made the filings required of such Party or any of its Affiliates under any Laws with respect to the transactions contemplated by this Agreement, including filings required to secure the approval of any Governmental Authority, and to pay any fees due of it in connection with such filings, as promptly as is reasonably practicable, and in any event with respect to the approval of any Governmental Authority within twenty (20) Business Days after the date hereof (except as otherwise mutually agreed upon among the Parties); (ii) cooperate with the other Parties and furnish all information in such Party’s possession that is necessary in connection with such other Party’s filings; (iii) use their respective best efforts to cause the expiration of the notice and waiting periods under any applicable Laws and to obtain any required approvals from Governmental Authorities, as promptly as is reasonably practicable; (iv) promptly inform the other Parties of any communication from or to, and any proposed understanding or agreement with, any Governmental Authority in respect of such filings; (v) consult and cooperate with the other Parties in connection with any analyses, appearances, presentations, memoranda, briefs, arguments and opinions made or submitted by or on behalf of any Party in connection with all meetings, actions and proceedings with Governmental Authorities relating to such filings; (vi) comply, as promptly as is reasonably practicable, with any requests received by such Party or any of its Affiliates under any applicable Laws for additional information, documents or other materials; (vii) use their respective commercially reasonable efforts to resolve any objections as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement; and (viii) use their respective commercially reasonable efforts to contest and resist any action or proceeding instituted (or threatened in writing to be instituted) by any Governmental Authority challenging the transactions contemplated by this Agreement as violative of any Law.  If a Party intends to participate in any meeting with any Governmental Authority with respect to such filings, it will give the other Parties reasonable prior notice of, and an opportunity to participate in, such meeting.

Section 6.08

Litigation Support.  In the event and for so long as Purchaser or the Company is actively contesting or defending against any legal proceeding in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction existing or occurring on or prior to the Closing Date involving the Company, from and after the Closing, Sellers will cooperate in the contest or defense, make reasonably available their personnel and provide such testimony and access to their books and records as may be necessary in connection with the contest or defense, at the cost and expense of Purchaser (unless and to the extent Purchaser is entitled to indemnification therefor under Article X).

ARTICLE VII
CLOSING CONDITIONS

Section 7.01

Conditions Precedent to Obligations of Purchaser.  The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable Law):

(a)

(A) The Sellers’ Fundamental Representations shall be true and correct in all respects on and as of the date hereof and the Closing Date (except where such representations and warranties are made as of a specific date, in which case such representations and warranties shall be true and correct as of such date) and (B) the representations and warranties contained in Article IV other than the Sellers’ Fundamental Representations shall be true and correct in all material respects (disregarding any materiality qualifications contained therein) on and as of the date hereof and the Closing Date (except where such representations and warranties are made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects (disregarding any materiality qualifications contained therein) as of such date).

(b)

Each Seller shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

(c)

There shall not be in effect any Law or Governmental Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

(d)

All officers or directors of the Company shall have resigned pursuant to a simple form of resignation, reasonably satisfactory to Purchaser.

(e)

As of the Closing Date the Company’s total Indebtedness shall be the four hundred and fifty thousand dollars ($450,000) it owes to Westinghouse Electric Corporation pursuant to the Crownpoint Properties Purchase Agreement referred to on Schedule 4.11.

(f)

The RCF Lien shall have been released,  each document by which RCF has any lien or other security interest in any portion of the Projects, including any mortgage, deed of trust, security agreement and UCC financing statements, shall have been released and terminated (and the termination and release document filed or recorded with the appropriate Governmental Authority), and the Company shall have been released as a guarantor under the RCF Loan Agreement (and URI shall have provided Purchaser documentation evidencing all of the same reasonably satisfactory to Purchaser).

(g)

The transfer of the NRC License shall have been approved by the NRC, and all applicable periods to request a hearing or otherwise appeal that approval shall have expired.

(h)

The approvals and consents as referenced on Schedule 4.04 shall have been obtained and such approvals and consents shall be in force and effect as of the Closing Date.

(i)

The prior or substantially concurrent closing of the Financing.

(j)

No legal proceedings will have been instituted or threatened to restrain, prohibit or delay any of the transactions contemplated by this Agreement, and no Law of any kind will have been enacted, entered, promulgated, or enforced by any Governmental Authority that would prohibit or delay the consummation of the transactions contemplated by this Agreement or has the effect of making them illegal.

(k)

There shall be no agreements between the Company and any Affiliate or Indebtedness owed by the Company to any Affiliate.

(l)

Since the date of this Agreement, no Material Adverse Effect shall have occurred.

(m)

URI shall have caused to be delivered to Purchaser a written release of all of the Company’s obligations and liabilities under that certain Purchase and Exchange Agreement by and among Energy Fuels Inc., Strathmore Resources (US) Ltd., URI, Seller, and the Company, dated as of June 26, 2015, reasonably satisfactory to Purchaser.

Section 7.02

Conditions Precedent to Obligations of the Sellers.  The obligation of the Sellers to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by URI in whole or in part to the extent permitted by applicable Law):

(a)

(A) The Purchaser’s Fundamental Representations shall be true and correct in all respects on and as of the date hereof and the Closing Date (except where such representations and warranties are made as of a specific date, in which case such representations and warranties shall be true and correct as of such date) and (B) the representations and warranties contained in Article V other than the Purchaser’s Fundamental Representations shall be true and correct in all material respects (disregarding any materiality qualifications contained therein) on and as of the date hereof and the Closing Date (except where such representations and warranties are made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects (disregarding any materiality qualifications contained therein) as of such date).

(b)

Purchaser shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date.

(c)

There shall not be in effect any Law or Governmental Order restraining, enjoining or otherwise prohibiting the consummation of the transaction contemplated by this Agreement.

(d)

No legal proceedings will have been instituted or threatened to restrain, prohibit or delay any of the transactions contemplated by this Agreement, and no Law of any kind will have been enacted, entered, promulgated, or enforced by any Governmental Authority that would prohibit or delay the consummation of the transactions contemplated by this Agreement or has the effect of making them illegal.

ARTICLE VIII
TAX MATTERS

Section 8.01

Transfer Taxes.  Although the Parties do not anticipate that any Transfer Taxes will be imposed, Purchaser and URI shall each be responsible for fifty percent (50%) of all Transfer Taxes arising from the sale of the Transferred Shares.  Purchaser and the Sellers shall cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of and to fulfill any filing requirements with respect to any such Transfer Taxes.

Section 8.02

Federal Income Tax Treatment of Transaction.

(a)

The Sellers and Purchaser each agree that, for U.S. federal income tax purposes, they will report the purchase and sale of the Transferred Shares as a purchase of stock; provided that, at Purchaser’s sole election, Purchaser and Sellers shall join in making an election under Section 338(h)(10) of the Code and any corresponding provision of state or local law (collectively, a “Section 338(h)(10) Election”) with respect to the purchase and sale of the stock of the Company.  If Purchaser requests that a Section 338(h)(10) Election be made, Purchaser and Sellers shall cooperate fully with each other in the making of any such election including the filing of all required IRS forms and related forms under state and local Law.  Sellers shall pay any Tax attributable to the making of a Section 338(h)(10) Election.  Purchaser and Sellers shall agree to an allocation of the purchase price in a manner consistent with Code Sections 338 and 1060 and regulations thereunder.  If they are unable to reach agreement concerning such allocations within one hundred fifty (150) days after the Closing Date, the matter shall be submitted to an independent accounting firm selected by Purchaser and reasonably acceptable to Sellers for final determination. Purchaser, on the one hand, and Sellers, on the other hand, shall equally bear the expenses and fees of such accounting firm with respect to such determination.

(b)

If Purchaser does not request that a Section 338(h)(10) Election be made, then Sellers shall, at Purchaser’s request, make the election described in Treasury Regulation § 1.1502-95(c) to apportion to the Company a portion of the consolidated § 382 limitation that resulted from each of the Section 382 ownership changes that have occurred since the year 1999.  The apportion election for each such ownership change shall be in such form as reasonably agreed by URI and Purchaser that would apportion an amount of the consolidated § 382 limitation (including both the value element and the adjustment element) so as to place the Company, as nearly as possible (and with respect to both such elements), in the same position that it would be in had the Company been subject to a separate § 382 limitation with respect to the portion of the consideration in the transaction that resulted in the ownership change that was reasonably allocable to the equity of the Company,  In addition, if Purchaser does not request that a Section 338(h)(10) Election be made, Sellers shall (A) cooperate in making an election under Treasury Regulation § 1.1502-36(d)(i)(6)(A), and any similar election available under state Law, to reduce the Sellers’ basis in the transferred stock of the Company in order to reduce to the maximum extent possible any reduction to the Company’s tax attributes resulting from the application of Treasury Regulation § 1.1502-36(d), and (B) not make any election described in Treasury Regulation § 1.1502-36(d)(i)(6)(B), or any similar deduction available under state Law, which would be likely to adversely affect Purchaser or its Affiliates.  At Purchaser’s request, URI shall provide proof to Purchaser of the elections described in this Section 8.02(b) that have been made.

Section 8.03

Tax Filings.  URI shall cause to be included in its income Tax Returns for the Affiliated Group of which it is the parent corporation for all periods ending on or before the Closing Date all items of income, gain, loss, deduction and credit of the Company, shall cause such Tax Returns to be timely filed with the appropriate taxing authorities, and shall be responsible for the timely payment (and entitled to any refund) of all Taxes due with respect to the periods covered by such Tax Returns.  To the extent permitted by Law or administrative practice, (a) the taxable year of the Company that includes the Closing Date shall be treated as closing on (and including) the Closing Date, (b) all transactions occurring on the Closing Date but before the Closing shall be reported on Sellers’ U.S. federal Tax Returns to the extent permitted by Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) and

shall be similarly reported on other Tax Returns of Seller or its Affiliates to the extent permitted by applicable Law, and (c) Sellers shall not elect to retain any net operating loss carryovers or capital loss carryovers of the Company.  URI shall be responsible for filing with the appropriate Governmental Authority the applicable Tax Returns for Asset Taxes which are required to be filed on or before the Closing Date and paying the Taxes reflected on such Tax Returns as due and owing.  Purchaser shall be responsible for filing with the appropriate taxing authorities the applicable Tax Returns for all Asset Taxes that are required to be filed after the Closing Date and paying the Taxes reflected on such Tax Returns as due and owing; provided, however, that in the event that URI is required by applicable Law to file a Tax Return with respect to such Asset Taxes after the Closing Date which includes all or a portion of a Tax period for which the Purchaser is liable for such Taxes, following URI’s request and the provision by URI to Purchaser of a statement setting forth the amount of reimbursement to which URI is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of the reimbursement, Purchaser shall promptly pay to URI all such Taxes allocable to the period or portion thereof beginning at or after the Closing Date, whether such Taxes arise out of the filing of an original Tax Return or a subsequent audit or assessment of Taxes.  URI shall be entitled to all Tax credits and Tax refunds which relate to any such Taxes allocable to any Tax period, or portion thereof, ending before the Closing Date.  Purchaser shall be entitled to all Tax credits and Tax refunds which related to any such Taxes allocable to any Tax period, or portion thereof, ending on or after the Closing Date.

Section 8.04

Current Tax Period Taxes.  Asset Taxes assessed with respect to the Tax period in which the Closing occurs (the “Current Tax Period”) and any other Taxes of the Company excluding Taxes which are based on the quantity or the value of production of Minerals, such as any ad valorem, property, severance production or similar Taxes which (in each case) are based on quantity of or the value of production of Minerals, and excluding income Taxes and Taxes which are imposed on the sale, purchase or transfer or property (other than the sale of the Transferred Shares as provided in this Agreement) and excluding Taxes that are otherwise transactionally based, shall be apportioned between URI and Purchaser as of the Closing Date with (a) URI being obligated to pay a proportionate share of the actual amount of such Taxes for the Current Tax Period determined by multiplying such actual Taxes by a fraction, the numerator of which is the number of days in the Current Tax Period prior to the Closing Date and the denominator of which is the total number of days in the Current Tax Period and (b) Purchaser being obligated to pay a proportionate share of the actual amount of such Taxes for the Current Tax Period determined by multiplying such actual Taxes by a fraction, the numerator of which is the number of days in the Current Tax Period on and after the Closing Date and the denominator of which is the total number of days in the Current Tax Period.  Taxes which are based on quantity of or the value of production of Minerals shall be the responsibility of Purchaser (in the absence of any production of minerals by the Company on or prior to the Closing Date to which such Taxes might apply) and all other Taxes which are imposed on the sale, purchase or transfer of property (other than the sale of the Transferred Shares as provided in this Agreement), or Taxes that are otherwise imposed on a transactional basis, shall be apportioned between URI and Purchaser based on the applicable date of sale, purchase or transfer. If it becomes necessary for any reason to allocate income Taxes or similar Taxes of the Company between Sellers and Purchaser for a taxable period that includes but does not end on the Closing Date, such Taxes shall be allocated between the portion of such taxable period that ends on the Closing date and remaining portion of such taxable period based upon a closing of the books at the end of the Closing Date. In the event that the URI or Purchaser makes any payment for which it is entitled to reimbursement under this Article, the applicable Party shall make such reimbursement promptly but in no event later than ten (10) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting Party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of the reimbursement.

Section 8.05

Tax Cooperation.  After the Closing, Purchaser and URI will provide each other with such assistance (including by making employees available for assistance) as may reasonably be requested by any of them in connection with the preparation of any Tax Return, or in connection with any audit or other examination by any Tax authority, or in connection with any judicial or administrative proceedings relating to liability for Taxes of Seller or the Company.  Without limiting the requirements of the preceding sentence, URI agrees to provide Purchaser with information sufficient to determine the Company’s Tax attributes immediately following the Closing Date and the limitations to which such tax attributes would be subject for purposes of allowing the Company to prepare income Tax Returns for periods ending after the Closing Date and to determine whether to elect to make a Section 338(h)(10) Election in connection with the transactions contemplated by this Agreement.  During the period commencing on the Closing Date and expiring on the earlier of seven (7) years after the Closing Date or the expiration of the applicable statute of limitations of the applicable taxable matter, each Party hereto will retain and provide the other with any records or information which may be relevant to such return, audit or examination, proceedings or determination.  Any information obtained pursuant to this Section 8.05 providing for the sharing of information or the review of any Tax Return or other schedule relating to Taxes shall be kept confidential by the Parties.  Each Party shall, upon the request of the other Party, use its commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

Section 8.06

Tax Agreements.  All Tax sharing agreements between Sellers, on the one hand, and the Company, on the other hand, will be terminated as of the Closing Date after normal operations but before any “deemed sale of assets” under Section 338(h)(10).

ARTICLE IX
TERMINATION

Section 9.01

Termination of Agreement.  This Agreement may be terminated prior to the Closing Date as follows:

(a)

by mutual written consent of URI and Purchaser; or

(b)

by written notice from URI to Purchaser or Purchaser to URI, as the case may be, if (i) a provision of applicable Law has the effect of making illegal, prohibiting or otherwise preventing the consummation of this Agreement and the transactions contemplated hereby or (ii) the consummation of the transactions contemplated by this Agreement are permanently enjoined, prohibited or otherwise restrained by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction; provided, that the Party seeking to terminate this Agreement pursuant to clause (ii) of this Section 9.01(b) shall have used such commercially reasonable efforts to contest, appeal and remove such order or judgment;

(c)

by written notice from URI to Purchaser, in the event Purchaser (i) breaches or fails to perform in any material respect any of its agreements or covenants contained herein required to be performed by it at or prior to the Closing or (ii) breaches any of its representations and warranties contained in Article V, which, in each of clauses (i) and (ii), failure or breach would result in the failure of any of the closing conditions specified in Section 7.02 and which failure or breach, if capable of being cured, is not cured within forty-five (45) days following URI having notified Purchaser in writing of the nature of such breach or failure to perform and its intent to terminate this Agreement pursuant to this Section 9.01(c); provided that URI may only exercise their rights under this Section 9.01(c) if the Sellers are not then in breach of this Agreement so as to cause any of the conditions set forth in Section 7.01 unable to be satisfied;

(d)

by either URI or Purchaser if the Closing has not occurred on or before September 30, 2016; provided, however, that neither URI nor Purchaser will be entitled to terminate this Agreement pursuant to this Section 9.01(d) if such Party’s (or, in the case of URI, IntermediateCo’s) willful or knowing breach of this Agreement has prevented the consummation of the transactions at or before such time; and

(e)

by written notice from Purchaser to URI, in the event either Seller (i) breaches or fails to perform in any material respect any of its agreements or covenants contained herein required to be performed by it at or prior to the Closing or (ii) breaches any of its representations and warranties contained in Article IV, which, in each of clauses (i) and (ii), failure or breach would result in the failure of any of the closing conditions specified in Section 7.01 and which failure or breach, if capable of being cured, is not cured within forty-five (45) days following Purchaser having notified URI in writing of the nature of such breach or failure to perform and its intent to terminate this Agreement pursuant to this Section 9.01(e); provided that Purchaser may only exercise its rights under this Section 9.01(e) if Purchaser is not then in breach of this Agreement so as to cause any of the conditions set forth in Section 7.02 unable to be satisfied.

Section 9.02

Procedure upon Termination and Break Fee.  In the event of termination by Purchaser, URI, or both pursuant to Section 9.01, written notice in accordance with the applicable provision of Section 9.01 shall be given to the other Party, and this Agreement shall terminate upon the giving of such notice, and the purchase of the Transferred Shares shall be abandoned, without further action by Purchaser or the Sellers.  Upon termination of this Agreement by Purchaser under Section 9.01(e), or URI under Section 9.01(c), the non-terminating Party shall promptly pay to the terminating Party a US$250,000 break fee (the “Break Fee”).  The Parties agree such termination will cause the non-terminating Party to incur substantial economic damages and losses of types and in amounts which are impossible to compute and ascertain with certainty as a basis for recovery by the Parties, and that the Parties intend to liquidate damages and the Break Fee represents a fair, reasonable and appropriate estimate thereof and not a penalty.  Accordingly, in lieu of actual damages, the Parties agree that the Break Fee may be assessed and recovered without being required to present any evidence of the amount or character of actual damages sustained by reason thereof in the amount of US$250,000.  Upon termination pursuant to Section 9.01(c) or Section 9.01(e), and prompt payment of the Break Fee, Article X shall cease to apply to claims relating to the breach or failure to perform pursuant to which such termination was effected, other than claims relating to Section 6.06.

Section 9.03

Effect of Termination.  In the event that this Agreement is validly terminated as provided herein, then each of the Parties shall be relieved of their duties and obligations arising under this Agreement (other than those duties and obligations under Section 9.02 after the date of such termination and such termination shall be without liability to Purchaser or the Sellers; provided, however, that nothing in this Section 9.03 shall relieve Purchaser or either Seller of any liability for refusal to close when the other Party has performed under this Agreement prior to the effective time of termination.

ARTICLE X
INDEMNIFICATION

Section 10.01

Indemnification by URI.  Subject to the following provisions of this Article X, from and after the Closing, URI shall defend, indemnify and hold Purchaser, the Company, their respective Affiliates (from and after the Closing Date), officers, directors and employees (the “Purchaser Indemnified Parties”) harmless from and against any and all claims, liabilities, damages, fines and related reasonable and necessary costs and expenses (including interest, penalties and reasonable attorneys’ fees) (collectively, “Losses”) that are incurred by any Purchaser Indemnified Party (a) based upon or resulting from any failure of the representations or warranties made by either Seller in this Agreement to be true and correct in all respects at and as of the date of this Agreement and as of the Closing Date; (b) based upon or resulting from the breach of any agreement or covenant of either Seller in this Agreement; (c) that are attributable to taxes (or the non-payment thereof) of the Company for all Taxable periods (and portions thereof) ending on or before the Closing Date, provided that any such Taxes for a taxable period including but not ending on the Closing Date shall be allocated for such purposes between the portion of  the taxable period that ends on the Closing Date and the remaining portion of the taxable period in accordance with the principles of Section 8.04; (d) all Taxes of any member of each Affiliated Group of which the Company is or was a member on or prior to the Closing Date; and (e) any and all Taxes of any Person (other than the Company) imposed on the Company as a transferee or successor, by contract or pursuant to any Law, rule, or regulation, which Taxes relate to an event or transaction occurring before the Closing.

Section 10.02

Indemnification by Purchaser.  Subject to the following provisions of this Article X, from and after the Closing, Purchaser shall defend, indemnify and hold the Sellers, their respective Affiliates, officers, directors and employees (the “Seller Indemnified Parties”) harmless from and against any and all Losses that are incurred by any Seller Indemnified Party (a) based upon or resulting from any failure of the representations or warranties made by Purchaser in this Agreement to be true and correct in all respects as of the date of this Agreement and as of the Closing Date; (b) based upon or resulting from the breach of any agreement or covenant of Purchaser in this Agreement; (c) based upon or arising from the operation of the business or the assets or properties of the Company after the Closing (so long as it is an Affiliate of Purchaser); or (d) that are attributable to Taxes (or the non-payment thereof) of the Company for all taxable periods for which Purchaser is responsible as provided in Article VIII.

Section 10.03

When Payable.  Indemnification under this Article X with respect to any claim concerning any Loss shall be payable:  (a) upon the resolution of such claim by mutual agreement between URI and Purchaser; (b) in accordance with a final judgment, award, order or other ruling (which is not subject to appeal or with respect to which the time for appeal has elapsed) by a court or arbitral tribunal having jurisdiction over the Parties and the subject matter of such claim or to which such claim was submitted for resolution by joint agreement between URI and Purchaser; or (c) upon the final settlement of such claim with a Third Person pursuant to mutual agreement among URI, Purchaser and the applicable Third Person.

Section 10.04

Notice of Claim; Right to Participate in and Defend Claims; Specified Procedures for Tax Matters.

(a)

Claim Notice.  If any Purchaser Indemnified Party or Seller Indemnified Party (hereinafter the “Indemnified Party”):  (a) receives notice of the assertion of any claim, the commencement of any suit, action or proceeding, or the imposition of any penalty or assessment by a Third Person (including any Governmental Authority) in respect of which indemnity may be sought under Section 10.01 or Section 10.02 (a “Third-Party Claim”); or (b) shall have a claim for indemnification under Section 10.01 or Section 10.02 which does not relate to a Third-Party Claim (a “Direct Claim”), such Indemnified Party shall promptly provide written notice thereof to the Party from which indemnification is sought (the “Indemnifying Party”) in accordance with Section 11.02 (the “Notice”).  Failure to promptly provide such notice, however, shall not relieve the Indemnifying Party of any of its obligations under this Article X unless, and only to the extent, the Indemnifying Party is materially prejudiced thereby.  The Notice shall include a description in reasonable detail of the nature of the Direct Claim or Third-Party Claim and the Sections of this Agreement which form the basis for indemnification.

(b)

Defense of Third-Party Claims.

(i)

If a Third-Party Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party.  Should the Indemnifying Party so elect to assume the defense of a Third-Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof.  If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense.  The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof.  The Parties hereto shall cooperate in the defense or prosecution thereof.  Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third-Party Claim, and the use of reasonable efforts to make employees and representatives available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(ii)

Whether or not the Indemnifying Party shall have assumed the defense of a Third-Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).  The Indemnifying Party may pay, settle or compromise a Third-Party Claim without the written consent of the Indemnified Party, so long as such settlement includes:  (i) an unconditional release of the Indemnified Party from all liability in respect of such Third-Party Claim; (ii) does not subject the Indemnified Party to any injunctive relief or other equitable remedy; and (iii) does not include a statement or admission of fault, culpability or failure to act by or on behalf of any Indemnified Party.

Section 10.05

Survival.

(a)

The representations and warranties of the Parties contained in this Agreement shall survive the Closing, and claims may be asserted with respect thereto, only to the extent set forth in this Article X.

(b)

An Indemnified Party must give notice to the Indemnifying Party of any claim for indemnification under Article X in the manner described in Section 11.02 and within the time periods described below, and any claim for indemnification not made by an Indemnified Party on or prior to the applicable date will be irrevocably and unconditionally released and waived.

(i)

No claim for indemnification relating to the failure of any of the representations and warranties in Article IV or Article V to be true and correct shall be made following 24 months after the Closing Date (the “Survival Period”), provided, however, that  such Survival Period shall not apply to the Sellers’ Fundamental Representations, Section 4.10 (Taxes and Assessments) or Purchaser’s Fundamental Representations.

(ii)

No claim for indemnification relating to the failure of any of the representations and warranties in Section 4.10 (Taxes and Assessments) or under Sections 10.01(c), (d) or (e) shall be made later than the date that is ninety (90) days after the expiration of the statute of limitations for assessment, levy, or collection of the Tax to which such representation or warranty relates.

(iii)

There shall be no expiration date for claims for indemnification relating to the failure of any of the representations and warranties in the Sellers’ Fundamental Representations or the Purchaser’s Fundamental Representations to be true and correct.

Section 10.06

Certain Limitations on Indemnification.  Notwithstanding the provisions of this Article X, the Sellers shall not have any indemnification obligations under Article X for Losses of any Purchaser Indemnified Parties, other than Losses described in Section 10.01(c), (d) and (e) unless the aggregate amount of all such Losses exceeds US$25,000 (the “Basket”), and Purchaser shall not have any indemnification obligations under Article X for Losses of any Seller Indemnified Parties, other than Losses described in Section 10.02(d), unless the aggregate amount of all such Losses exceeds the Basket.  If the amount of Losses exceeds the Basket, Purchaser Indemnified Parties or Seller Indemnified Parties will be entitled to indemnification in respect of all Losses.  URI is not obligated to indemnify any Purchaser Indemnified Party for (i) any Losses arising under Section 10.01(a) that exceed, in the aggregate, $1,000,000 (the “URI R & W Cap”), or (ii) any Losses arising under Section 10.01(b) that exceed, in the aggregate and together with any amounts under the URI R & W Cap, $2,000,000, other than, in either case, Losses arising under Sections 10.01 (c), (d) and (e).  Purchaser may offset any amounts owed to it by URI as a result of URI’s indemnification obligations under this Article X against amounts owed to Sellers by Purchaser under the Note.  Purchaser is not obligated to indemnify any Seller Indemnified Party for (i) any Losses arising under Section 10.02(a) that exceed, in the aggregate, $1,000,000 (the “Purchaser R & W Cap”), or (ii) any Losses arising under Section 10.02(b) that exceed, in the aggregate and together with any amounts under the Purchaser R & W Cap, $2,000,000, other than Losses arising under Section 10.02(d).

ARTICLE XI
GENERAL PROVISIONS

Section 11.01

Expenses.  Except as may be otherwise specified herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Person incurring such costs and expenses.

Section 11.02

Notices.  From and after the date hereof (including following the Closing), all notices provided for in this Agreement shall be in writing, duly signed by the Party giving such notice, and shall be delivered, telecopied, mailed by registered or certified mail, sent by recognized overnight delivery or courier service (e.g., Federal Express) or, to the extent permitted by this Agreement, sent via electronic mail, and shall be deemed to have been given (a) upon delivery, if delivered personally, or if delivered by facsimile, upon confirmation of delivery, (b) when notice is sent to the recipient provided that confirmation of receipt is obtained by sender orally, by facsimile or by electronic mail, if sent by electronic mail (unless otherwise provided in this Agreement), (c) three days after mailing, if mailed, or (d) one Business Day after delivery to the courier, if delivered by overnight courier service, as follows:

To a Seller:	Uranium Resources, Inc. 6950 South Potomac Street Suite 300 Centennial, CO 80112 Attn.: Christopher Jones E-mail: cjones@uraniumresources.com Telephone: (303) 531-0470
With a copy (which shall not constitute notice) to:	Paul Hilton Hogan Lovells US LLP One Tabor Center Suite 1500 1200 17th Street Denver, CO 80202 E-mail: paul.hilton@hoganlovells.com Telephone: (303) 454-2414
To Purchaser:	Laramide Resources Ltd. The Exchange Tower 130 King Street West Suite 3680, Box 99 Toronto, Ontario Canada M5X 1B1 Email: marc@laramide.com Telephone: (416) 599-7363
With a copy (which shall not constitute notice) to:	Chris Irwin Irwin Lowy LLP 365 Bay Street Suite 400 Toronto, Ontario Canada M5H 2V1 Email: cirwin@irwinlowy.com Telephone: (416) 361-2516

Section 11.03

Public Announcements.

From and after the date hereof (including following the Closing), (a) no Party to this Agreement or any Affiliate or representative of such Party shall issue or cause the publication of any press release or public announcement or otherwise communicate with any news media in respect of this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other Party (which shall not be unreasonably withheld or delayed),  (b) neither Seller nor any Affiliate of Seller shall disclose any HRI Data to any third party without the prior written consent of the other party, except in either case as may be required by applicable Laws, regulations, or stock exchange rules and except to the extent Purchaser or its Affiliates reasonably deem necessary, and the Parties to this Agreement shall cooperate as to the timing and contents of any such press release, public announcement or communication.

Section 11.04

Severability.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

Section 11.05

Entire Agreement.  This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 11.06

Assignment.  This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of URI and Purchaser, except it is hereby agreed that Purchaser may assign any or all of its rights and obligations under this Agreement to any of its Affiliates (it being agreed that no such assignment shall release, reduce or otherwise vitiate Purchaser from any of its liabilities or obligations under this Agreement).  Any attempted assignment in violation of this Section 11.06 shall be void.  This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Parties and their respective and permitted successors and assigns.

Section 11.07

No Third Person Beneficiaries.  Except as expressly set forth in this Agreement, nothing in this Agreement is intended or shall be construed, to confer upon or give any Person other than the Parties, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in their being deemed a third-party beneficiary of this Agreement.

Section 11.08

Amendment.  No provision of this Agreement may be amended, supplemented or modified except by a written instrument making specific reference hereto or thereto signed by all the Parties to this Agreement.

Section 11.09

Waiver.  Any failure of a Party to comply with any obligation, covenant, agreement, term or condition contained herein may be waived only if set forth in an instrument in writing and duly executed by an authorized representative of the waiving Party.  The failure in any one or more instances of a Party to enforce or insist upon performance of any of the obligations, covenants, agreements, terms or conditions of this Agreement or to exercise any right or privilege hereunder or the waiver by such Party of any breach of any of the obligations, covenants, agreements, terms or conditions of this Agreement shall not be construed as a subsequent waiver of any such obligations, covenants, agreements, terms or conditions or any other obligations, covenants, agreements, terms or conditions of a similar nature, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

Section 11.10

Governing Law, Jurisdiction.  This Agreement and the rights of the Parties hereunder shall be interpreted in accordance with the Laws of the State of Delaware and all rights and remedies shall be governed by such Laws without regard to principles of conflict of laws.  The Parties further agree that any Action or proceeding with respect to this Agreement or any document relating hereto may be brought only in federal or state court of competent jurisdiction in Denver, Colorado.  Each Party hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non-convenience, which it may now or hereafter have to the bringing of such Action or proceeding in any such respective jurisdiction.

Section 11.11

Specific Performance.  Each Party acknowledges and agrees that the breach of this Agreement may cause irreparable damage to the other Parties hereto and that no Party may have an adequate remedy at law.  Therefore, the obligations of the Sellers under this Agreement, including IntermediateCo’s obligation to sell and transfer the Transferred Shares to Purchaser, and the obligations of Purchaser under this Agreement, including Purchaser’s obligation to purchase and acquire the Transferred Shares from IntermediateCo and Purchaser’s obligations relating to the Option, shall be enforceable by a decree of specific performance issued by an arbitrator or arbitration panel or a court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith.  Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any Party may have under this Agreement or otherwise.  Each of the Parties expressly disclaims that it is owed any duties not expressly set forth in this Agreement, and waives and releases any and all tort claims and causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement.

Section 11.12

Counterparts and Electronic Delivery.  This Agreement may be executed in any number of counterparts with the same effect as if the Parties had signed the same document.  All counterparts shall be construed together and shall constitute one instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or .pdf shall be as effective as delivery of a manually executed counterpart of this Agreement.

[The remainder of this page is intentionally left blank; the signature page follows.]

IN WITNESS WHEREOF, the Sellers and Purchaser have caused this Agreement to be executed on the date first written above.

SELLER:

URANIUM RESOURCES, INC.

By:	/s/ Christopher M. Jones
Name:	Christopher M. Jones
Title:	President and Chief Executive Officer

SELLER:

URI, INC.

By:	/s/ Christopher M. Jones
Name:	Christopher M. Jones
Title:	President and Chief Executive Officer

PURCHASER:

LARAMIDE RESOURCES LTD

By:	/s/ Marc Henderson
Name:	Marc Henderson
Title:	Chief Executive Officer